THIS INDENTURE OF LEASE


MADE THE 3rd DAY OF JANUARY, 2005
BETWEEN:

GOLDEN PLAZA COMPANY LTD.,
a British Columbia incorporated Company, of:
615 West 31ST Avenue, Vancouver, British Columbia V5Z 2J6
(Incorporated No. 520857)

AND

681563 B.C. LTD.,
a British Columbia incorporated Company, of 200 - 6960 Royal Oak Avenue, Burnaby, British Columbia V5J 4J2
(Incorporation No. 681563)

       (hereinafter jointly called the "Landlord")

OF THE FIRST PART

AND:

642706 B.C. LTD. dba
a company duly incorporated under the laws of the Province of British Columbia (Incorp. No. BC0642706) doing business as

EYI MANAGEMENT
Of: 201 8322 130TH Street, Surrey, British Columbia V3W 8J4

       (hereinafter jointly called the "Tenant")

OF THE SECOND PART

1.00	Witnesseth that in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does by these presents demise and lease unto the Tenant ALL AND SINGULAR that certain portion and part of the premises and building located at and having a civic address as 7865 Edmonds, Bumaby, in the Province of British Columbia, and which premises has a rentable area of 12,200 square feet (hereinafter referred to as the "demised premises") and all of which said premises form a part of that certain lands and building premises situate at 7845/7865 Edmonds Street, in the City of Burnaby, Province of British Columbia (the "Building") and more particularly described as:

City of Burnaby
Parcel Identifier:		004-100-859
Parcel:			A
District Lot:		28	Group 1
New Westminster District		Reference Plan 71584
				(the "Lands")

TERM

2.00 	TO HAVE AND TO HOLD the said demised premises for and during the term of SEVEN (7) years, (hereinafter called the "term") to be computed from and including the 1st day of JANUARY, 2005 (hereinafter called the "commencement date") and to be fully completed and ended on the 31st day of DECEMBER, 2011.
RENT

3.01 	YIELDING AND PAYING THEREFOR the following rents for and during the said term, subject to the provisos hereinafter contained:
(a)	The rent of TWELVE THOUSAND ($12,000.00) DOLLARS per
month, from January 1, 2005, to DECEMBER 1, 2005, plus
applicable GST.
(b)	The rent of TWELVE THOUSAND FIVE HUNDRED ($12,500.00)
DOLLARS per month, from January 1, 2006, to DECEMBER 1,
2006, plus applicable GST.
(c)	The rent of THIRTEEN THOUSAND ($13,000.00) DOLLARS per
month, from January 1, 2007, to DECEMBER 1, 2007, plus
applicable GST.
(d)	The rent of THIRTEEN THOUSAND FIVE HUNDRED ($13,500.00)
DOLLARS per month, from January 1, 2008, to DECEMBER 1,
2008, plus applicable GST.
(e)	The rent of FOURTEEN THOUSAND ($14,000.00) DOLLARS per
month, from January 1, 2009, to DECEMBER 1, 2009, plus
applicable GST.
(f)	The rent of FOURTEEN THOUSAND FIVE HUNDRED
($14,500.00) DOLLARS per month, from January 1, 2010, to
DECEMBER 1, 2010, plus applicable GST.
(g)	The rent of FIFTEEN THOUSAND ($15,000.00) DOLLARS per
month, from January 1, 2011, to DECEMBER 1, 2011, plus
applicable GST.
(h)	On the execution of this Lease by all the Parties herein and prior to the Tenant taking possession of the Premises, the Tenant shall pay to the Landlord the first month's rent plus GST along with the sum of THIRTY_TWO THOUSAND ONE HUNDRED ($32,100.00)
DOLLARS as Security Deposit which shall be held by the Landlord as security for all rents and other dues and charges payable by the
Tenant hereunder. No interest shall accrue on the said Deposit. If the Tenant defaults in carrying out any of its obligations hereunder, the Landlord, at its option, may retain the deposit as liquidated damages and not as a penalty, without limiting the Landlord's other remedies at law or in equity. In case there are no deductions or adjustments by the Landlord as aforesaid, then the said Deposit sum shall be applied towards the last two months' rents including
GST.
(i)	in order to facilitate the Tenant, the Landlord agrees to accept from the Tenant SIXTY THOUSAND (US$60,000.00) worth of free
trading stock holdings of the Tenant's parent company, in lieu of the
Deposit of $32,100.00 stated above, which stock holdings shall be returned by the Landlord to the Tenant when the Tenant has paid the said Deposit to the Landlord. However, it is hereby confirmed and agreed by both the Tenant and the Landlord that the Tenant shall pay the Deposit sum of $32,100.00 on or about February 28,
2005, failing which the Landlord may sell the stock holdings.
(j)	The Tenant shall be responsible for and shall pay for each and every expenses and charges in respect of all insuite costs and maintenance of the said demised premises and for all repairs therein and to any fixtures and fittings therein.
(k)	The Tenant shall, immediately on receiving possession of the demised premises, provide for and shall be responsible for the payment of their own Utilities, Hydro, Alarm and Telephone Systems for the demised premises.
3.02	The Tenant shall have four (4) months rent free period from
January 1, 2005 to April 30, 2005.

3.03	The Tenant shall have the exclusive use of the storage space in the Building.

3.04	The Tenant shall have the exclusive use of the gated parking under the
Building and shall also have random access to the surface parking from
8.00 a.m. to 6.00 p.m., Monday to Friday at both 7845 Edmonds and 7865 Edmonds at no additional charges.

3.05	All payments of rents hereunder shall be made to the Landlord in Canadian currency at 615 West 31st Avenue, Vancouver, B.C., V5Z 2J6 or at such other place as the Landlord may designate in writing to the Tenant.

3.06	The Tenant to pay to the Landlord every month along with the rents, the
Goods and Services Taxes and any other applicable or replacement
Taxes, payable on the rents and on any other dues under the Lease, payable presently or in the future.
3.07	If the Tenant wishes to register this Lease, the Tenant shall pay and be responsible for all costs of registration of the Lease including the costs of preparation and obtaining of a Sketch or an explanatory Plan. If so required by the Tenant, the Landlord shall execute the Lease in a registrable Form.

TENANT'S COVENANTS

4.00	THE TENANT COVENANTS WITH THE LANDLORD AS FOLLOWS:

4.01 	The Tenant will during the term hereof and any renewal thereof, pay unto the Landlord on the 1st day of each and every month, the rents hereby reserved in the manner hereinbefore mentioned without any deductions, abatement or set off whatsoever. All rents in arrears shall bear interest at the rate of twenty percent (20%) per annum until paid and all charges against and expenses paid by the Landlord (including but not limited to bank service charges, legal fees on a solicitor and own client basis and agents fees etc.) in respect of rents and other dues hereunder, shall be borne by the Tenant and shall be paid to the Landlord as rent in arrears.

USE OF PREMISES

4.01 A	To use the demised premises for the purposes of an office, products storage and distribution ONLY and for no other purposes, without the Landlord's prior written consent being obtained.

4.01 B	The Tenant covenants with the Landlord that no hazardous substances or waste shall ever be released into the environment or deposited, discharged, placed, treated, stored or disposed on the demised premises, or in, on or near the building or the property and the Tenant shall and does hereby undertake to indemnify and forever save the Landlord harmless from any and all costs, losses, damages, and expenses, consequent to any breach by the Tenant in these regards.

BUSINESS TAX, ETC.

4.02.1	The Tenant shall pay as and when they fall due all business and other taxes, charges, levies, licenses and expense from time to time levied on the Tenant or Landlord in respect of the Tenant's business, use or occupancy of the demised premise including penalties for late payment thereof, excluding Capital Corporation Tax or any taxes on the Landlord's equity in the land and building.

EVIDENCE OF PAYMENTS

4.03 	The Tenant shall produce to the Landlord from time to time at the request of the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this lease within fourteen (14) days after written request by the Landlord.

NO NUISANCE

4.04 	The Tenant shall not at any time during the said term or any renewal thereof use, exercise or carry on or permit or suffer to be used, exercised or carried on, in or upon the demised premises or any part thereof any noxious, noisome, illegal or immoral or offensive art, trade, business, occupation or calling, and no act, matter or thing whatsoever shall at any time during the said term be done in or upon the demised premises or any part thereof which shall or may be or grow to the annoyance, nuisance, damage or disturbance of the other occupiers or owners of the building or lands or adjoining lands and properties. It is hereby agreed that the Landlord shall have the sole discretion to determine whether the Tenant is in breach of this paragraph.

COMPLY WITH LAWS. ETC.

4.05	The Tenant shall observe, fulfill and comply promptly at its expense with all laws, ordinances, regulations, rules and by-laws applicable to the demised premises, environment regulations, requirements and recommendations, which may be applicable to the Tenant, its business or to the manner of use of the demised premises, of any and all federal, provincial, civic, municipal and other authorities or association of insurance underwriters or agents and all notices in pursuance of same and whether served upon the Landlord or the Tenant. The Tenant shall save the Landlord harmless from all costs, charges or damages which the Landlord may incur or suffer by reason of the Tenant's breach of any such law, rule or regulation.

COMPLY WITH RULES AND REGULATIONS

4.06.01 		The Tenant agrees that the By-Laws, rules and regulations made by the City of Burnaby, by the Fire Department, Health Department, Liquor
Board or any other Municipal or Government Department or Agency, with such reasonable variations, modifications and additions as shall from time to time be made by them or the Landlord and any other and further reasonable rules and regulations that may be made by them or the
Landlord, shall be faithfully and strictly observed and performed by the
Tenant and its agents, clerks, servants, employees and customers and all such rules and regulations .now in force or hereafter put in force shall be read as forming part of the terms and conditions of this lease as if the same were embodied herein; all such rules and regulations shall be deemed to be a part of this lease.

4.06.02 		Nothing in this lease shall be construed to impose upon the
Landlord any duty or obligation to enforce the aforesaid rules and regulations or the terms, covenants or conditions in any other lease against any other tenant and the Landlord shall not be liable to the Tenant for the violation of the same by any other tenant, its servants, agents or licensees. In case of a violation of the rules and regulations, the Landlord may cancel this lease after reasonable notice to rectify any violations, and enter upon the demised premises without any notice or demand and recover the rent to the date when the lease is cancelled, and the damage resulting from such violation.

DAMAGE TO BUILDING BY TENANT

4.07 	The Tenant shall reimburse the Landlord for costs incurred by the
Landlord in making good any damage caused to the said building or any part thereof or to the demised premises, including the furnishings and amenities thereof and surrounding lands as a result of the negligence or wilful act or omission of the Tenant, its invitees, licensees, agents, servants, customers, clients or other persons from time to time in or about the demised premises.
NOTICE OF ACCIDENTS, DEFECTS, ETC.

4.08	The Tenant shall give the Landlord prompt written notice of any damage to or defect in the heating and air conditioning apparatus, water pipes, gas pipes, telephone lines, electric light or other wires or other casualty in the building or the lands on which it is situate.
ASSIGNING OR SUBLETTING

4.09.01	The Tenant shall not assign, sublet or grant a license with respect to the demised premises or any part thereof without the prior consent in writing of the Landlord, which consent shall not be unreasonably withheld. The Tenant shall, at the time the Tenant shall require the consent of the Landlord, deliver to the Landlord such information in writing as the Landlord may reasonably require respecting the proposed assignee or subtenant including the name, address, nature of business, financial responsibility and standing of such proposed assignee or subtenant and a copy of the form of assignment to be used. The Landlord shall, within 7 days of written notice of the Tenant's request to assign this Lease, request any information it requires and upon receipt of same, shall give its response to its assignment decision within 7 days.

4.09.02 		In no event shall any assignment or subletting to which the
Landlord may have consented release or relieve the Tenant or the
Guarantor, if any, from their obligations fully to perform all the terms, covenants and conditions of this lease on their part to be performed and the Tenant shall be liable for the Landlord's reasonable costs incurred in connection with the Tenant's request for consent. No assignment or subletting shall be made to any person, firm or company carrying on a business which the Landlord is obligated to restrict by reason of any other lease or contract relating to the other occupiers of the Building and Lands or other adjacent buildings owned by the Landlord. The Landlord's consent as aforesaid shall be conditional upon the assignee or sublessee entering into a covenant with the Landlord to perform, observe and keep each and every covenant and agreement of the Tenant hereunder in the matter herein specified. The Tenant shall pay and be responsible for the payment of Landlord's reasonable legal costs and expenses in respect of each and any assignment or subletting which costs and expenses are presently estimated at $500.00.

4.09.03		If the Tenant is an incorporated company, any change in the
control of such company whether by transfer of shares, change of directors or otherwise, shall be deemed, for the purposes 'hereof, to be an assignment of this lease and subject in all respects to the provisions of paragraph 4.09 hereof.

INDEMNITY TO LANDLORD

4.10	The Tenant shall indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits or actions in connection with:

(a)	any breach, violation, or non-performance of any covenant, condition or agreement in this lease set forth and contained on the part of the Tenant, to be fulfilled, kept, observed and performed;

(b)	any act or omission of the Tenant;

(c)	any damage to property while said property shall be in or about the demised premises; and

(d)	any injury to any licensee, invitee, agent or employee of the Tenant, including death resulting at any time therefrom, occurring in or about the demised premises and/or on the lands;

	including all costs and actual legal fees and disbursements and this indemnity shall survive the expiry or sooner determination of this lease. TENANT INSURANCE

4.11.01	The Tenant shall at its expense, provide and maintain in force during the term of this lease or any extension or renewal thereof:

(a)	plate glass insurance, with the Landlord as a named insured and for the benefit of the Landlord and the Tenant, covering all plate glass in the demised premises, including plate glass windows and doors, in an amount equal to the full insurable value thereof; and

(b)	public liability insurance, with the Landlord as a named insured, and for the benefit of the Landlord and the Tenant, in the amount of not less than Five Million Dollars ($5,000,000) per occurrence in respect of injury or death to one or more persons or property damage, with an insurance company acceptable to the Landlord and licensed in the Province of British Columbia.

(c)	insurance against all risks of physical loss or damage on Tenant's fixtures, leasehold improvements, stock in trade, furniture and all other contents of the demised premises, in an amount not less than the full replacement cost thereof.
4.11.02 	All insurance shall be affected with insurers and brokers and upon terms and conditions satisfactory to the Landlord, shall contain insurance against all perils and hazards normally covered by standard policies in British Columbia.
4.11.03 		All policies of insurance shall contain a cross liability clause in favour of the Landlord and shall also contain a clause requiring the insurer not to cancel or change the insurance without first giving the
Landlord thirty (30) days prior written notice thereof.
4.11.04 		The Tenant shall supply the Landlord with a certified copy
of the said insurance coverage at the commencement of the
term hereof and thereafter, with copies of any new policies at least thirty (30) days prior to the expiration of the existing policy or policies of insurance.
4.11.05	That if the Tenant does not provide or maintain in force such insurance or provide proof of
insurance, the Landlord may take out the necessary insurance and pay the premium therefor for periods of one (1) year at a time, and the
Tenant shall pay the Landlord as additional rent the amount of such premium on the next succeeding rental payment date.
4.11.06 	In the event that both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Landlord, and the balance, if any, to the settlement of the claim of the Tenant.

ACTS CONFLICTING WITH INSURANCE

4.12 	The Tenant shall not do or permit to be done any act or thing which may render void or voidable or conflict with the requirements of any policy or policies of insurance, including any regulations of fire insurance underwriters applicable to such policy or policies, whereby the demised premises or the building are insured or which may cause any increase in premium to be paid in respect of any such policy. In the event that any such policy or policies is or are cancelled by reason of any act or omission of the Tenant, the Landlord shall have the right at its option to terminate this lease forthwith by giving notice of termination to the Tenant, and in the event that the premium to be paid in respect of any such policy is increased by any act or omission of the Tenant, the Tenant shall pay to the Landlord the amount by which said premium shall be so increased, forthwith upon written notice, which shall be considered additional rent hereunder.

REPAIRS

4.13.01		The Tenant shall and will, during the said term and any renewal or extension thereof, sufficiently repair, maintain, amend and keep the inside of the demised premises, with all appurtenances, equipment and fixtures including locks, glass doors and windows in good and substantial repair when, where and so often as need shall be.


4.13.02 		The Landlord and its agents shall have the right at all reasonable times to enter the demised premises to examine the condition thereof, and the Tenant shall within seven (7) days after receipt of written notice thereof, make such repairs and replacements as the Landlord may require by notice in writing. In the event of the Tenant's failure or neglect to do so within the time herein specified, the Landlord or its agents may enter on the demised premises and at the Tenant's expense, perform and carry out such repairs and replacements and all payments and costs incurred by the Landlord shall be recoverable as rent reserved and in arrears under this lease.

ALTERATIONS AND INSTALLATIONS

4.14.01 	The Tenant shall make no alterations, repairs, installations, removals, or improvements whatsoever in or about the demised premises or do anything which may affect the proper operation of the lighting, water or heating systems without the Landlord's prior written consent as to suitability and acceptability and only after having submitted adequate plans and specifications thereof to the Landlord. And in any event of such consent, all work shall be done at the Tenant's expense and at such times and in such manner as the Landlord may approve without disturbing other tenants in the building and only by reputable contractors.

4.14.02	All repairs, installations, alterations, additions and improvements made by the Landlord or the Tenant upon the demised premises including but without restricting the generality of the foregoing, wall to wall carpeting, wall and floor coverings, light fixtures, partitions and built-in furniture, except for moveable furniture, equipment and chattels as hereinafter provided, shall be the property of the Landlord and shall be considered in all respects as part of the demised premises.

REMOVAL OF FIXTURES ETC.
4.14.03 		Subject to Clause 4.14.02 hereof, .the Tenant may at the
expiration of the term hereby granted, take, remove and carry away from the demised premises all moveable and unattached furniture, machinery, fittings, shelving, supplies, counters or other chattels or equipment upon the demised premises in the nature of trade fixtures, but the Tenant shall in such removal do no damage to the demised premises, or shall make good any damage which the Tenant may occasion thereto; provided further that the Tenant shall not remove or carry away from the demised premises and building, any plumbing, heating, air conditioning or ventilating plant or equipment or other building services, and further notwithstanding anything herein contained, the Landlord shall have the right upon the termination of this lease by flexion of time or otherwise to require the Tenant by notice in writing, to remove his installations, alterations, additions, partitions and fixtures or anything In the nature of leasehold improvements made or installed by the Tenant or by the Landlord on behalf of the Tenant and to make good any damage caused to the demised premises by such removal.

GOODS. CHATTELS. ETC. NOT TO BE REMOVED

4.14.04 		Subject to Clause 4.14.02 hereof, the Tenant agrees that all goods, chattels and fixtures when moved into the demised premises by the
Tenant and remaining its property shall not, except in the normal course of business, be removed from the demised premises until all rent due or to become due during the term of this lease and all utility charges are fully paid.

4.14.05 		The Landlord may elect to require the Tenant to remove all or any part of the Tenant's property at the expiration of this lease by notice to the
Tenant in writing, in which event such removal may be done at the
Tenant's expense and the Tenant shall at its expense repair any damage of or to the demised premises or to the building caused by such removal. If the Tenant does not remove its property forthwith after written demand, the
Landlord shall not be responsible for any loss or damage to such property because of such removal. Such written demand for removal of the Tenant's property shall be given within thirty (30) days after the termination of this
Indenture.

LIENS AND ENCUMBRANCES

4.15 	The Tenant covenants to forthwith discharge any liens and other encumbrances at any time filed against the lands and to keep said lands and premises of which the demised premises form a part free from any and all liens and other encumbrances, and in the event that the Tenant fails to do so, the Landlord may, but, shall be under no obligation, to pay into Court the amount required to obtain a discharge of any such lien in the name of the Tenant and any amount so paid together with all disbursements and costs in respect of such proceedings on a solicitor and client basis shall be forthwith due and payable by the Tenant to the Landlord as additional rent. The Tenant shall allow the Landlord to post and keep posted on the demised premises any notices that the Landlord may desire to post under the provisions of the Builder's Lien Act or other legislation.
SIGNS

4.16 	The Tenant shall not paint, display, inscribe, place, affix or have exposed, any sign, picture, advertisement, notice, lettering or direction on any part of the outside of the building or visible from the outside of the building or the demised premises or in any corridor, hallway, entrance or other public part of the said building without first obtaining the consent In writing of the Landlord and if such is done without consent, the Landlord shall be at liberty to remove same. The Tenant is permitted to place its signage on the front and east side of the Building, at its own costs, provided they comply with the By-Laws of the City of Burnaby. Further provided that the Tenant shall remove any such or other signs or advertisements, at its own expense, upon request of the Landlord at the expiry of the term and restore the building to its former condition.

UTILITIES

4.17.01		The Tenant shall pay all telephone, electric, gas, water,
scavenging and other utility charges in connection with the demised premises that are not being supplied by the Landlord as provided herein, as and when they become due. In the event that there is not a separate meter for measuring the consumption of and charging for electricity and gas used in the demised premises, the Tenant shall pay to the Landlord as additional rent in advance by monthly instalments such amount as may be required by the Landlord from time to time as a reasonable estimate of the cost of such electricity and gas.

4.17.02 		If at any time for any reason the Landlord is required to pay all or any of the foregoing, such amount so paid shall forthwith become due and payable by the Tenant as if rent reserved hereunder and may be recoverable by all remedies available to the Landlord for recovery of rent in arrears.
PROPERTY TAXES - NOT APPLICABLE

MAINTENANCE COSTS. ETC.

4.19.01		In this paragraph the following phrases shall have the following meanings;

(a) 	"Maintenance Costs" means the total amount paid or payable
whether by the Landlord or others on behalf of the Landlord for complete operation, maintenance and janitor services for the lands, the building and the improvements thereon such as are in keeping with maintaining the standard of a first class Commercial building complex, all repairs and replacements required for such maintenance, including:
i)	heating and air conditioning costs;
ii)	the purchase of fuel;
iii)	gas, oil and steam for heating or other purposes;
iv)	the cost of maintaining the heating and air conditioning
equipment;
v)	the costs of providing hot and cold water;
vi)	the costs of providing electricity not otherwise chargeable to tenants;
vii)	the cost of snow removal, landscape maintenance, refuse
removal and window cleaning;
viii)	fire, casualty, and liability insurance;
ix)	other utility costs;
x)	service contracts with independent contractors; including
without limitation, for security guards;
but SHALL NOT INCLUDE: interest on debt or capital retirement of debt; major structural repairs.

(b)	The Landlord, shall be responsible for repairs and replacement to the following components of the building:

 	i)	the roof
 	II)	the bearing walls
 	iii)	the floor and foundation;
save and except such damages caused by the negligence or wilful acts or omissions of the Tenant, its employees, invitees, licensees, agents, servants or those for whom the Tenant would in law be responsible, from time to time on or about the premises, the building or the Lands.

4.19.02 		The Tenant shall pay the Landlord its Proportionate Share of all
Maintenance Costs as aforesaid, utilities, levies and all other costs, charges, outlays and expenses in connection with the demised premises, save and except structural repairs within ten (10) days after receipt of notice from the
Landlord as to the amount of such costs, as additional rent. The Certificate of a Chartered Accountant appointed by the Landlord shall in the event of a dispute, be conclusive and binding upon the Landlord and the Tenant as to any amount payable by the Tenant to the Landlord, pursuant to this paragraph.
4.19.03 		Upon written notice by the Landlord to the Tenant, the Tenant shall on the same day in each and every month that rent is due hereunder, pay to the Landlord one twelfth of the Tenant's Proportionate Share of
Maintenance Costs next due and payable, as estimated by the Landlord.
The Tenant shall also pay to the Landlord on demand the amount, if any, by which the Tenant's Proportionate Share of actual Maintenance Costs exceed such estimated amount. If the Tenant has overpaid its Proportionate
Share of Maintenance Costs, the excess shall be applied toward the following year's Maintenance Costs payments.

CARE OF PREMISES
4.20.01		The Tenant shall take good care of the demised premises and
keep in a clean, tidy and healthy condition throughout the term of this lease and during any extensions and renewals thereof.

4.20.02 		The Tenant shall at its own expense be responsible for
..and shall maintain and replace from time to time as may be reasonably necessary during the term of this lease all light fixtures, tubes, ballasts and starters in the demised premises.

CARRYING ON BUSINESS

4.21	The Tenant shall operate its business in a reputable manner and will actively and diligently maintain ONLY those hours of operation of its business in the demised premises as are maintained by similar businesses and after having commenced operation of business, will keep the demised premises open during ONLY aforesaid business hours.

4.22	Not to carry on or suffer or permit to be carried on, in the demised premises any performance, display, exhibit or activity of any kind which in the absolute discretion of the Landlord is deemed immoral or immodest, and in particular, the Tenant shall not permit any displays of nudity, partial nudity or obscenity in any form whatsoever.

PEACEFUL SURRENDER

4.23	The Tenant shall, at the expiration or sooner determination of the said term, forthwith peaceably surrender and yield up unto the Landlord the demised premises and its appurtenances, together with all fixtures or erections which at any time during the said term shall be made therein or thereon, in good and substantial repair and condition without notice from the Landlord and deliver to the Landlord all keys to the demised premises which the Tenant has in its possession.
QUIET ENJOYMENT

5.00	Upon the Tenant paying the rent hereby reserved at the times and in the manner herein provided and performing the covenants on the Tenant's part herein contained, the Tenant shall and may peaceably possess and enjoy the demised premises for the term hereby granted and any renewal thereof without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under the Landlord.

LANDLORD'S REPAIRS

5.01 	If repairs are required to be done by the Landlord hereunder, the
Landlord shall use its best efforts to have such repairs done with all diligence, but the Landlord shall have a reasonable time within which to carry out said repairs, and shall not be responsible for any repairs required to the demised premises as a result of the negligence or willful act of the Tenant, its agents, servants, invitees or customers.

DAMAGE OR DESTRUCTION OF PREMISES
6.00.01 		If during the term hereby demised or any renewal thereof the demised premises shall be damaged or destroyed by a peril or perils which would be covered by a standard fire insurance policy with Extended
Coverage Endorsement attached thereto, the rent shall abate in the proportion that the part of the demised premises rendered unfit for occupancy bears to the whole of the demised premises until the demised premises are rebuilt; and the landlord agrees that it will with reasonable diligence repair the demised premises except for alterations or improvements made by the Tenant unless the Tenant is obligated to repair under the terms hereof or unless this lease is terminated as hereinafter provided; subject always to the provisions of paragraph 6.00.02. The
Landlord shall not be liable to the Tenant for any loss or damage suffered by the Tenant as a result of any reasonable delay which may arise by reason of adjustment of insurance by the Landlord or on account of labour troubles or any other cause beyond the Landlord's control.

6.00.02 		If the demised premises are damaged or destroyed by any cause whatsoever and if in the opinion of the Landlord or Tenant the demised premises cannot be rebuilt or made fit for the purpose of the Tenant within ninety (90) days of the damage or destruction, the parties instead of rebuilding or making the demised premises fit for the Tenant, may, at the option of the Landlord or Tenant, terminate this lease by giving either party within thirty (30) days of such damage or destruction, notice of termination and thereupon rent and any other payment for which the Tenant is liable under this lease shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately vacate and deliver up possession of the demised premises to the Landlord.
6.00.03 		Provided further that, irrespective of whether the demised
premises are damaged or destroyed, in the event that 50% or more of the rentable area in the building is damaged or destroyed by any cause whatsoever and if in the opinion of the Landlord or Tenant the said rentable area cannot be rebuilt or made fit for the purposes of the tenants of such space within 180 days of the damage or destruction, the Landlord or Tenant may at its option determine this lease by giving either party notice of termination within thirty (30) days after such damage or destruction, requiring vacant possession of the demised premises sixty (60) days after delivery of the notice of termination and thereupon rent and any other payment for which the Tenant is liable under this lease shall be apportioned and paid to the date upon which vacant possession is required and the Tenant shall deliver up possession of the demised premises to the Landlord in accordance with such notice of termination.

6.00.04 		If the building is damaged and the Landlord does not give notice as aforesaid, and if the demised premises are not restored within 180 days after the date of such fire or other casualty causing the damage, the Tenant may at its option, to be exercised within ten (10) days of the termination of the said period of 180 days, by notice In writing, terminate this lease forthwith. Upon the termination of this lease under the conditions hereinbefore provided in this clause 6.00.04, the Tenant's liability for rent shall cease as of the day following the fire or casualty.

LANDLORD'S WORK

6.01.01 		The Landlord, with reasonable notice, shall have the right to make improvements, addition, installations and/or repairs to the building and/or the demised premises and/or the common outside areas and whenever reference is made in this lease to the building or the common outside areas, it shall mean the building or the common outside areas as the same may be changed or improved from time to time, and in relation to any such improvements, installations, or repairs, the Landlord may cause such reasonable obstructions of and interference with the use or enjoyment of the building, the demised premises and/or common outside areas as may be reasonably necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, water or other services when necessary and until said additions, improvements, installations or repairs shall have been completed and there shall be no abatement in rent nor shall the
Landlord be liable by reason thereof provided that all such improvements, installations or repairs shall be made as expeditiously as reasonably possible.

6.01.02		The Landlord and any persons authorized by the Landlord shall have the right to use, install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the demised premises for or in connection with the supply of any services to the demised premises or any other premises in the said building. Such services shall include, without limiting the generality of the foregoing, gas, electricity, water, sanitation, heating, air conditioning, ventilation and fire protection (any such installation shall not be unreasonably interfere with the Tenant's use of the premises.

6.01.03		The Landlord and any persons authorized by the Landlord shall have the right but shall not be obligated to enter upon the demised premises to make such decorations, repairs, alterations, improvements or additions as it may deem advisable or as may be required to comply with Governmental regulations and the Landlord or any persons authorized by the Landlord shall be allowed to take all material into hand upon the said premises that may be required therefore. The rent hereunder shall in no way abate while such decorations, repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of the Tenant because of the prosecution of any such work.

LANDLORD'S RIGHT TO INSPECT
6.02 	Provided also that during the term hereby created, any person or persons may inspect the demised premises and all parts thereof at all reasonable times on producing a written order to that effect signed by the Landlord or its agents. The Landlord shall have the right during the last three (3) months of the said term, to place upon the demised premises, a sign or notice stating that the demised premises are for rent and containing other related information, the Tenant will not remove such notice or permit same to be removed.

LANDLORD MAY PERFORM TENANT'S COVENANTS, ETC.

6.03 	If the Tenant shall fail to perform or cause to be performed any of the covenants and obligations of the Tenant in this lease contained, the Landlord shall have the right (but shall not be obligated) to perform or cause the same to be performed and done or cause to be done and such things as may be necessary or incidental thereto (including without limiting the foregoing, the right to make repairs, installations, erections and expend monies) and all payments, expenses, charges, fees and disbursements incurred or paid by or on behalf of the Landlord in respect thereof shall be paid by the Tenant to the Landlord forthwith, as additional rent hereunder, and shall bear interest as herein provided.

DEFAULT

6.04.01		The Tenant further covenants and agrees with the Landlord that if at any time:

(a)	The Tenant, its successors or assigns or any sub-lessee shall violate or fail to observe, perform, or keep any covenant, agreement or stipulation, herein contained on its part to be kept, performed or observed; or

(b)	Any payments or minimum and/or additional rent as provided in paragraph 3.00 hereof, or any part thereof, whether the same are demised or not, are not paid on the day appointed for payment thereof; or

(c)	The demised premises shall be vacated or become vacated or
remain unoccupied for fifteen (15) days;

then and in any such case the Landlord, in addition to any other remedy now or hereafter provided by law or hereunder, may at its option cancel, terminate and annul this lease forthwith and re-enter and take possession of the demised premises by force if necessary without any previous notice of intention to re-enter, and may remove all persons and property therefrom and may use such force and assistance in making such removal as the Landlord may deem advisable to recover at once full and exclusive possession of the demised premises and in such case the estate vested in the Tenant and any other rights of the Tenant shall immediately cease and expire. Such re-entry shall not operate as a waiver or satisfaction in whole or in part of any right, claim, or demand arising out of or in connection with any breach, violation or failure by the Tenant of any covenant or agreement, on its part to be performed hereunder, and rent shall become due and be paid on the first day of each and every month up to the time of a new Tenant taking possession of the demised premises, together with the Landlord's expenses of retaking possession, including legal fees as between solicitor and client.
RE-ENTRY

6.04.02		In case the Landlord shall re-enter the demised premises
prior to the expiry of this Lease by reason of default by the Tenant hereunder, the Tenant shall also be liable to the Landlord for the amount of the rent for the remainder of the term of this lease as if such re-entry had not been made less the actual amount received by the Landlord after such re-entry in respect of any subsequent leasing applicable to the remainder of the term, and such re-entry shall not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or in connection with any breach, violation or failure by the Tenant of any covenant or agreement on its part to be performed hereunder.
BANKRUPTCY

6.05	The Tenant covenants that if the term hereby granted or any of the goods or chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant or if the Tenant shall make any assignment for the benefit of creditors, or becoming bankrupt or insolvent shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors, then in any such case the said term shall at the option of the Landlord, immediately become forfeited and void and the then current month's rent and the rent for the three (3) months next following shall immediately become due and payable and in such case it shall be lawful for the Landlord at any time thereafter to re-enter into or upon the demised premises, or any part thereof, in the name of the whole to re-enter and the same to have again, repossess and enjoy as of its former estate, anything herein contained to the contrary notwithstanding, and the provisions of paragraphs 6.04.01 and 6.04.02 shall apply.

INABILITY TO PERFORM

6.06 	The Landlord does not warrant that any obligation, service or facility to be performed or provided by it hereunder will be free from interruption or delay caused or required by maintenance, repairs, renewals, modifications, strikes, riots, insurrections, labour controversies, accidents, fuel shortages, Government intervention, Statute, law, force majeure, act of God or other cause or causes beyond the Landlord's reasonable care and control. The Landlord shall be relieved from the fulfillment of such obligation during the period of such interruption and it shall not be deemed an eviction or disturbance of the Tenant's enjoyment of the demised premises nor render the Landlord liable in damages to the Tenant nor relieve the parties from their obligations under this lease provided that the Landlord shall without delay take all reasonable steps to remove the cause of such interruption.

LANDLORD NOT RESPONSIBLE FOR INJURIES, LOSS, DAMAGE, ETC.

6.07 	Under no circumstances shall the Landlord be responsible in any way for any injury to any person or any toss of or damage to any property belonging to the Tenant or to other occupants of the demised premises or to their respective invitees, licensees, agents, servants or other persons from time to time attending at the demised premises while such person or property is in or about the building or any areaways, parking areas, lawns, sidewalks, steps, truckways, platforms, corridors, stairways, elevators, or escalators in connection therewith, including, without limiting the foregoing, any loss of or damage to any such property caused by theft or breakage, or by steam, water, rain or snow which may leak into, issue or flow from any part of the said building or any adjacent or neighbouring lands or premises or from any other place or for any loss of or damage caused by or attributable to the conditions or arrangements of any electric or other wiring or for any damage caused by smoke or anything done or omitted to be done by any other tenant of premises in said building or for any other loss whatsoever with respect to the demised premises and/or any business carried on therein.

NO LIABILITY FOR INDIRECT DAMAGES, ETC.

6.08 	The Landlord shall not be liable for indirect or consequential damage or damages for personal discomfort or illness by reason of the non-performance or partial performance or any covenants of the Landlord herein contained including the heating of the demised premises or the operation of the air conditioning equipment, elevators, plumbing or other equipment in the said building or the demised premises.

NO REPRESENTATION BY LANDLORD

6.09	There is no promise, representation or undertaking by or binding upon the lessor with respect to any alteration, remodelling or decorating of or installation of equipment or fixtures in the demised premises or the building, or with respect to any other matter, except such, if any, as is expressly set forth in this lease. The Tenant hereby acknowledges that the demised premises have been inspected and are adequate for its purposes.

SUBORDINATION

6.10.01		This indenture shall be subject and subordinate to all charges by way of mortgage that now or hereafter during the said term may be registered in the applicable Land Title Office or the Personal Property
Registry against the lands and premises of which the demised premises form a part, irrespective of the date or dates of registration. The Tenant agrees to execute promptly from time to time any instrument or assurance which the Landlord may require to effect this subordination, with respect to any mortgage or other charge now or hereafter registered as aforesaid. In the event of the Landlord's default under any such mortgage, and upon such mortgagee entering into possession of the lands or the demised premises, the Tenant agrees to attorn to and become the tenant of such mortgagee. A refusal to execute such instrument shall entitle the Landlord to cancel this Lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.
6.10.02 		Notwithstanding any such postponement or subordination as
aforesaid, the Tenant agrees that its obligations under the lease and pursuant to this Indenture shall remain in full force and effect notwithstanding any action at any time taken by a Mortgagee of the lands to enforce the security of any mortgage; provided however, that any postponement or subordination given hereunder shall reserve to the Tenant the right to continue in possession of the demised premises under the terms of this lease so long as the Tenant shall not be in default under such terms.

HOLDING OVER

6.11	If the Tenant shall hold over after the expiration of the term granted or any renewal, and the Landlord should accept rent, the new tenancy thereby created shall be deemed a month to month tenancy and shall be subject to the covenants and conditions herein contained insofar as the same are applicable to a tenancy from month to month,


(a)	it shall be subject to termination by the Landlord upon one
week's notice in writing to the Tenant;

(b)	there shall be no right of renewal;

(c)	the minimum rent payable shall be increased by twenty
five percent (25%) above the rent per month last payable hereunder.
DISTRESS

6.12.01 		All the goods and chattels .of the Tenant in. or upon the demised premises or wheresoever situated shall be liable to distress and sale in the usual manner for any arrears of rent, including additional rent owing hereunder in connection with the demised premises and none of the goods and premises in the demised premises shall be exempt from distress, seizure and sale for any arrears of rent, including the costs and charges incidental to such distress.

6.12.02 		The Landlord may use such force as it may deem necessary for the purpose of gaining admission to the demised premises without being liable to any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the
Landlord from all action, proceedings, claims or demand whatsoever for or on account or in respect of any such distress or forcible connection therewith.

6.12.03 		The Tenant agrees that the exercise of the Landlord's right of distress shall in no manner affect the Landlord's right to pursue other remedies for recovery of rent hereunder, or by law, in any manner that the
Landlord deems necessary.

RENEWAL,

6.13 	If the Tenant is not and has not been in default of its obligations under the Lease. The Tenant will be entitled to renew the Lease for a further term of FIVE (5) years as set out herein provided that the Tenant delivers to the Landlord written notice of its election to so renew not more than eight months and not less than six moths prior to the expiration of the Term. The renewal of said Lease will be on the same terms and conditions as the Lease, except for basic rent, free rent, tenant inducements, tenant improvements, and any further right to renew. Should the Landlord and Tenant be unable to agree on a. rental rate for the renewal term, said rate will be determined by arbitration in accordance with the Arbitration Act for British Columbia then in force for similar premises in a similar location at the time of renewal. Notwithstanding anything contained in this clause, the basic minimum rent for the first year of the renewal term will be not less than the sum of FIFTEEN
THOUSAND FIVE HUNDRED ($15,500.00) DOLLARS per month.
EXPROPRIATION

6.14	If during the term of this lease, the whole of the demised premises shall be expropriated, condemned or otherwise taken by virtue of any power, or authority having the power for such acquisition or condemnation, the term of this Lease shall cease from the date of entry of such authority. If only a portion of the demised premises, being an area of thirty percent (30%) or more of the area of the demised premises, shall be so acquired or condemned, this Lease shall cease and terminate at either the Landlord or the Tenant's option exercised by notice to the other in writing within thirty (30) days of the date of which possession shall be taken by the expropriating authority. If the election is not exercised by either party hereto as aforesaid, rent shall abate in the amount to be mutually agreed upon. In either event, nothing herein contained shall prevent the Landlord nor the Tenant or both from recovering damages from such authority for the value of their respective interests or for such other damages and expenses allowed by process by law.

LANDLORD-TENANT RELATIONSHIP

6.16	Any intention to create a joint venture or partnership relationship between the parties hereto, other than that of Landlord and Tenant, is expressly disclaimed.
6.17	Time is of the essence of this lease.
WAIVER

6.18 	The failure of the Landlord to insist upon strict performance of any covenant or condition on the part of the Tenant contained in this lease or to exercise any right or option hereunder shall not be construed as a waiver or relinquishment of such covenant or condition or any subsequent or other default hereunder. The acceptance of any rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a sub-tenant, assignee, transferee or otherwise in the place and stead of the Tenant.

PAYMENTS TO LANDLORD

6.19.01 		All payments required to be made by the Tenant under or in
respect of this lease shall be made, at such place or places as the Landlord may designate in writing, to the Landlord or to such agent or agents of the lessor as the Landlord shall hereinafter from time to time direct in writing to the Tenant.
INTEREST

6.19.02		The Tenant shall pay to the Landlord interest at the rate of twenty percent (20%) per annum, from the due date, on all payments of rent and other sums required to be made by the Tenant under the provisions of this lease or which the Landlord has paid on behalf of the Tenant, which have become overdue, so long as such payments remain unpaid by the Tenant, which shall be recoverable as additional rent hereunder.
ADDITIONAL RENT

6.19.03 		All sums paid or expenses incurred hereunder by the Landlord which ought to have been paid or incurred by the Tenant, or for which the
Landlord hereunder is entitled to reimbursement from the Tenant, and any interest owing to the Landlord hereunder may be recovered by the Landlord as additional rental and by any and all remedies available to it for the recovery of rent in arrears hereunder, or by law.

LANDLORD'S EXPENSES ENFORCING LEASE
6.20 	In the event that it shall be necessary for the Landlord to retain the services of a Solicitor, Bailiff, Rental Agent or any other person for the purposes of assisting the Landlord in enforcing any of its right hereunder in the event of default on the part of the Tenant or in re-renting the premises, it shall be entitled to collect from the Tenant the cost of all such services as if the same were rent reserved and in arrears hereunder.

NO CHANGES OR WAIVERS

6.21	This Lease shall contain the entire agreement between the parties hereto, and no assent or consent to changes In or waiver of any of this Indenture in spirit or letter shall be deemed or taken as made unless the same be done in writing and attached to or endorsed hereon by the Landlord; the Landlord's janitors, superintendents and/or agents (unless such agents are authorized in writing by the Landlord) are not authorized to amend this Indenture. Any alterations, amendments or qualifications made by the said Landlord's janitors, superintendents and/or agents (unless such agents are so authorized) shall be null and void.

NOTICES

6.22 	Any notice, request, demand, direction or statement required or permitted to be given hereunder, if given by the Tenant to the Landlord shall be sufficiently given if mailed in Canada by registered mail, postage prepaid to the Landlord at the address of the Landlord indicated above. Any notice herein provided for or given hereunder, if given by the Landlord to the Tenant, shall be sufficiently given if mailed as aforesaid, addressed to the Tenant at the demised premises or left at the demised premises. Any notice mailed as aforesaid shall be conclusively deemed to have been given on the second business day following the day on which such notice is mailed as aforesaid. Either the Landlord or the Tenant may at any time give notice in writing to the other of any change of address of the party giving notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of such notices thereafter.

MARGINAL NOTES

6.23	The marginal notes in this Lease form no part of this, Lease and shall be deemed to have been inserted for convenience of reference only.
INTERPRETATION

6.24	Unless the context otherwise requires, the word "Landlord" wherever it is used herein shall be construed to include and shall mean the Landlord, its successors and/or assigns, and the word "Tenant" shall be construed to include and shall mean the Tenant, and the executors, administrators, successors and/or assigns of the Tenant and when there are two or more
Tenants or' two or more persons bound by the Tenant's covenants herein contained, their obligations hereunder shall be joint and several; the words "Tenant" or "Guarantor" and the personal pronoun "it" relating thereto and used therewith shall be read and construed as Tenants or Guarantor and "his", "her", or "its" or "their" respectively, as the number and gender of the party or parties referred to each require and the number of the verb agreeing therewith, shall be construed and agreed with the said word or pronoun so substituted.
ESTOPPEL

6.25	The Tenant shall from time to time at the request of the Landlord, execute and deliver to any proposed purchaser or proposed or existing mortgagee of the demised premises, a certificate acknowledging the following:

(a)	that the Tenant is in possession of the demised premises;
(b)	that this Lease is in full force and effect and unamended or if the same has been amended specifying such amendments;
(c)	that the Landlord is not currently in default under any term, condition or covenant required to be performed by the Landlord hereunder, or if the Landlord is in default under one or more of such terms, conditions or covenants specifying the nature of each such default;
(d)	the date to which rents hereunder have been paid;
(e)	the amount of any deposit hereunder; and
(f)	that there is no right of set-off against any rents due hereunder, with the exception of the deposit and Clause 3.02.

ENVIRONMENTAL LIABILITY

8.00	DEFINITIONS

The following words shall have the following meaning for the purposes of this
Section:

(a)	"Additional Rent" means any and all sums of money or charges required to be paid by the Tenant under the Lease whether or not the same are designated Additional Rent and whether or not the same are payable to the Landlord or otherwise, and all such sums shall be payable in dollars of Canada without deduction, abatement, setoff or compensation whatsoever. Additional Rent and any partial amount thereof is and shall be deemed to be rent, recoverable as such, and when in default, all remedies of the Landlord for the non-payment of rent shall be applicable thereto.

(b)	"Environments Laws" means all applicable federal, provincial, or municipal statutes, regulations, ordinances, bylaws, and environmental permits relating to the protection and preservation of the environment, occupational health or safety, product liability and transportation of dangerous goods as may be enacted from time to time.

(c)	"Hazardous Substance" means any solid, liquid, vapour, gas, heat, sound, vibration or radiation resulting from human activities that may impair the quality of the natural environment for any use to which it may reasonably be put, injure or damage property, wildlife or plant life, cause material discomfort to or adversely affect the health of any person, cause loss of enjoyment of normal use of property or interfere with the normal conduct of business and includes any contaminating or toxic substance and any waste as defined in or pursuant to any Environmental Laws.

8.01	ENVIRONMENTAL PROTECTION:

(a)	The Tenant shall utilize and occupy the premises in a manner that ensures the premises, including all lands and buildings, are maintained in compliance with all Environmental Laws.

(b) 	Should the Tenant receive notice that any violation of any
Environmental Laws may have been committed by the Tenant, or that an administrative or judicial complaint order has been filed or is about to be filed against the Tenant;

(i)	alleging violation of any Environmental Laws; or

(ii)	requiring the Tenant to take any action in connection with the release of Hazardous Substances into the environment; or

(iii)	federal, provincial, municipal or local government agency has alleged that the Tenant be liable or responsible for costs associated with the response to or clean-up of a release of toxic or hazardous substance into the environment or any damage caused thereby;

the Tenant shall provide the Landlord with a copy of such notice within seven (7) days of the Tenant's receipt thereof. Similarly, the Tenant shall, within seven (7) days of the Tenant having learned of the enactment or promulgation of any Environmental Laws which may result in any material adverse change in the condition of the Tenant, financial or otherwise, provide the Landlord with notice thereof.

(c)	If the Landlord or any government authority having jurisdiction orders that the Tenant clean-up any Hazardous Substance held, spilled,
abandoned, discharged or released into the environment as a result of any use or occupancy by the Tenant of the Premises, the Tenant shall promptly comply with such orders at its own expense. Damage caused by Hazardous Substances due to the activities of the Tenant on the said lands or the said facilities shall be rectified as required by the
Environmental Laws referred to in (a). The Tenant acknowledges that the obligations imposed on the Tenant in this section are in addition to and not in substitution of the terms, covenants, and conditions respecting repair, waste and nuisance contained in this Lease.

(d)	Notwithstanding the obligation of the Tenant hereunder, if the Landlord determines, that the Leased Premises have been placed in jeopardy by the failure of the Tenant to comply with the orders referred to in (c), the Landlord may itself undertake the work involved, at the cost and expense of the Tenant, or invoke the default provisions stipulated herein.

(e)	The obligations of the Tenant hereunder relating to Hazardous
Substances shall survive the expiry or termination of this Lease. For the performance of those obligations the Tenant shall have access to, or entry upon the said land or the said facility at such times and upon such terms and conditions as the Landlord may from time to time specify. Should the Tenant fail to carry out its obligations hereunder, or fail to comply promptly with any repairs ordered by any governmental authority, the Landlord may, at the Tenant's cost and expense which shall be recoverable as Additional Rent, undertake the work involved in order to complete such obligations of the Tenant

(f)	The Tenant acknowledges that the entry by the Landlord pursuant to this
Section for the purposes of repair, clean-up and/or compliance with any governmental order shall not be a re-entry or breach of the covenant of quiet enjoyment contained in this Lease.



8.02	CARE, CUSTODY AND CONTROL OF SUBSTANCES AND
MATERIALS

(a)	The Tenant shall not spill or discharge or permit to be spilled or discharged, intentionally or otherwise any Hazardous Substance or any other deleterious, noxious, contaminating or poisonous substances or materials, all as determined by the Landlord whose decision shall be final, onto the Lands or into the sewer or surface drainage facilities located on or under the Lands.

(b)	In the event of a spill or discharge of the said substances and materials which are, at the time of the occurrence, under the care, custody and control of the Tenant or person acting on behalf of the Tenant, the Tenant shall be responsible for the cost in cleaning up the spill or discharge to the satisfaction of the Landlord.

8.03	OWNERSHIP OF HAZARDOUS SUBSTANCE

If the conduct of any 'business of the Tenant, as contemplated by this Lease, or any part of the said land or the said facility or other part of the adjoining lands causes there to be any Hazardous Substance upon the whole or any part of the said land or the said facility, then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall not become the property of the Landlord notwithstanding

(a)	the degree of affixation of the Hazardous Substance to the land or the facilities on the land; and

(b)	expiry or termination of this Lease.

9.00		ALLOWANCE

The Tenant confirms that the demised Premises are accepted in an "as is" condition. The Landlord shall give to the Tenant, as a contribution towards the costs of the Leasehold improvements to the demised Premises, to be installed by the Tenant, the Total sum of ONE HUNDRED FORTY FIVE
THOUSAND FOUR HUNDRED EIGHTY ($145,480.00) DOLLARS plus
GST. This Allowance shall be aid to the Tenant's contractor in two (2) installments of forty five (45%) per cent each of the said Allowance, on the submission to the Landlord of the contractor's Invoices duly verified and certified by the Tenant, that the specified work has been done in accordance to the approved Plans. The balance Ten (10%) per cent of the
Allowance shall be paid after the expiry of the Builders Lien holdback period, subject to there being no Lien filed against the Lands and after receipt from the contractor and the Tenant of Statutory Declarations satisfactory to the solicitor for the Landlord and confirming that all payments for labour, materials and other supplies and services have been fully paid and that nothing whatsoever is due and owing to anyone whosoever for the Improvement work done. Any additional and further costs and expenses in respect of the Leasehold Improvements shall be the Tenant's responsibility and shall be paid for by the Tenant. It is hereby clarified that the second installment of 45% of the said Allowance, as aforesaid, shall be paid to the contractor after the Tenant has duly paid to the Landlord the Deposit referred to in Paragraph 3.01(i) above.
9.00	GENERAL
a.	Time. Time will be of the essence of this Agreement and will remain of the essence notwithstanding the extension of any of the dates under this
Agreement.
b.	No Waiver. No failure or delay on the part of either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as may be limited in this Agreement, either party may, in its sole discretion, exercise any and all rights, powers, remedies and recourses available to it under this
Agreement or any other remedy available to it and such rights, powers, remedies and recourses may be exercised concurrently or individually without the necessity of making any election.
c.	Tender. It is agreed that any tender of documents or money may be made upon the respective solicitors/notaries for the parties and that it will be sufficient to tender a solicitor's trust cheque, or a certified cheque, rather than cash.
d.	Entire Agreement. This Agreement and the agreements, instruments and other documents entered into under this Agreement set forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings among the parties with respect to the matters herein and there are no oral or written agreements, promises, warranties, terms, conditions, representations or collateral agreements, express or implied, other than those contained in this
Agreement.
e.	Amendment. This Agreement may be altered or amended only by an agreement in writing signed by the parties.

MISCELLANEOUS COVENANTS

10.0	The covenants and agreements herein shall enure to the benefit of and be binding upon the all the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.


IN WITNESS WHEREOF the parties hereto have respectively affixed their corporate seals in the presence of their officers first duly authorized in that behalf or set their hands and seal, (as applicable) as of the day and year first above written.


SIGNED, SEALED AND DELIVERED by the	)	SIGNED IN THE
PRESENCE OF:
Landlord, GOLDEN PLAZA COMPANY LTD.	)
And 681563 B.C. LTD.	)
In the presence of:	)
	)
	)
	)
/s/ signed 	)
ABDUL SABOOR KHUDAYAR	)
(Authorized Signatory)	)	____
	)

		NAME:

SIGNED, SEALED AND DELIVERED by the	)	SIGNED IN THE
PRESENCE OF:
Tenant, 642706 B.C. LTD. dba	)
EYI MANAGEMENT	)
In the presence of:	)
	)
	)
/s/ Dori O'Neill	)
	)	/s/ Jennifer Trevitt
(Authorized Signatory)	)
	)






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